Exhibit 99.1

Coherent Corp. 375 Saxonburg Blvd. Saxonburg, PA 16056-9499

PRESS RELEASE

COHERENT APPOINTS SHERRI LUTHER AS CHIEF FINANCIAL OFFICER

PITTSBURGH, October 11, 2024 (GLOBE NEWSWIRE) – Coherent Corp. (the “Company” or “Coherent”) (NYSE: COHR), a global leader in materials, networking, and lasers, today announced that following a comprehensive search, it has appointed Sherri Luther as the Company’s new Chief Financial Officer and Treasurer, effective today.

Ms. Luther joins Coherent from Lattice Semiconductor (“Lattice”), where she was Chief Financial Officer since 2019. Before Lattice, Ms. Luther spent 16 years at Coherent Inc., prior to its acquisition, including as Corporate Vice President of Finance.

“We are pleased to welcome Sherri Luther back to Coherent’s leadership team,” said Jim Anderson, Chief Executive Officer. “Our time working together at Lattice and her previous tenure at Coherent, combined with her proven track record as a public company CFO, make Sherri an ideal leader to help us unlock the full potential of Coherent.”

“I am excited to join Coherent as its next CFO,” said Ms. Luther. “Coherent is well positioned to build on its momentum and deliver enhanced profit growth and cash generation over the long term.”

“I would like to thank Rich Martucci for his outstanding leadership as Interim CFO and for his continued service at Coherent,” said Mr. Anderson. “His experience and leadership will ensure a smooth transition, and I am grateful for his commitment and continued dedication to the company.”

About Sherri Luther

Ms. Luther has more than 30 years of strategic and financial operations experience, with an expertise in financial reporting, forecasting, internal audit, M&A, treasury, investor relations, operations and global supply chain management. Prior to joining Lattice in 2019, Ms. Luther worked at Coherent Inc. for 16 years, including as Corporate Vice President of Finance. Previously Ms. Luther had senior finance and accounting roles at companies including Quantum, Ultra Network Technologies and Arthur Andersen.

Ms. Luther is a Certified Public Accountant (CPA) and graduated from the Executive MBA Program at Stanford University Graduate School of Business. She holds a Bachelor of Business Administration, with a dual major in Accounting and Finance, from Wright State University. She serves on the Board of Directors of Silicon Labs and is also NACD (National Association of Corporate Directors) Directorship Certified.

coherent.com | T. 724 352 4455	1

About Coherent

Coherent empowers market innovators to define the future through breakthrough technologies, from materials to systems. We deliver innovations that resonate with our customers in diversified applications for the industrial, communications, electronics, and instrumentation markets. Coherent has research and development, manufacturing, sales, service, and distribution facilities worldwide. For more information, please visit us at coherent.com.

Contact:

Amy Wilson

Manager, Corporate Communications & Investor Relations

corporate.communications@coherent.com

Forward Looking Statements

The statements contained in this press release include forward-looking statements relating to future events and expectations, including statements regarding the Company’s ability to benefit from the noted executives’ experience and expertise which is based on certain assumptions and contingencies. The forward-looking statements are made pursuant to the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995 and relate to the Company’s performance on a going-forward basis. The forward-looking statements contained herein involve risks and uncertainties, which could cause actual results, performance, or trends to differ materially from those expressed in the forward-looking statements herein or in previous disclosures.

The Company believes that all forward-looking statements made by it herein have a reasonable basis, but there can be no assurance that management’s expectations, beliefs, or projections as expressed in the forward-looking statements will actually occur or prove to be correct. In addition to general industry and global economic conditions, factors that could cause actual results to differ materially from those discussed in the forward-looking statements herein include but are not limited to: (i) the failure of any one or more of the assumptions stated herein to prove to be correct; (ii) the risks relating to forward-looking statements and other “Risk Factors” discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2023, and additional risk factors that may be identified from time to time in filings of the Company; (iii) the substantial indebtedness the Company incurred in connection with its acquisition (the “Transaction”) of Coherent, Inc. (“Coherent”), the need to generate sufficient cash flows to service and repay such debt, and the Company’s ability to generate sufficient funds to meet its anticipated debt reduction goals; (iv) the possibility that the Company may not be able to continue its integration progress and/or take other restructuring actions, or otherwise be able to achieve expected synergies, operating efficiencies including greater scale, focus, resiliency, and lower operating costs, and other benefits within the expected time frames or at all and ultimately to successfully fully integrate the operations of Coherent with those of the Company; (v) the possibility that such integration and/or the restructuring actions may be more difficult, time-consuming, or costly than expected or that operating costs and business disruption (including, without limitation, disruptions in relationships with employees, customers, or suppliers) may be greater than expected in connection with the Transaction and/or the restructuring actions; (vi) any unexpected costs, charges, or expenses resulting from the Transaction and/or the restructuring actions; (vii) the risk that disruption from the Transaction and/or the restructuring actions materially and adversely affects the respective businesses and operations of the Company and Coherent; (viii) potential adverse reactions or changes to business relationships resulting from the completion of the Transaction and/or the restructuring actions; (ix) the ability of the Company to retain and hire key employees; (x) the purchasing patterns of customers and end users; (xi) the timely release of new products and acceptance of such new products by the market; (xii) the introduction of new products by competitors and other competitive responses; (xiii) the Company’s ability to assimilate other recently acquired businesses, and realize synergies, cost savings, and opportunities for growth in connection therewith, together with the risks, costs, and uncertainties associated with such acquisitions; (xiv) the Company’s ability to devise and execute strategies to respond to market conditions; (xv) the risks to realizing the benefits of investments in R&D and commercialization of innovations; (xvi) the risks that the Company’s stock price will not trade in line with industrial technology leaders; and/or (xvii) the risks of business and economic disruption related to worldwide health epidemics or outbreaks that may arise. The Company disclaims any obligation to update information contained in these forward-looking statements, whether as a result of new information, future events or developments, or otherwise.